                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549

                                    FORM T-1


                 FOR STATEMENTS OF ELIGIBILITY AND QUALIFICATION
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE


                    THE BOATMEN'S NATIONAL BANK OF ST. LOUIS
                             (National Association)
-------------------------------------------------------------------------------
               (Exact name of Trustee as specified in its charter)


                                                        43-0494906
---------------------------------------   -------------------------------------
    State of incorporation if not         (I.R.S. Employer Identification No.)
          a national bank)


     Corporate Trust Department
     510 Locust Street
     St. Louis, Missouri                                   63101
---------------------------------------   -------------------------------------
    (Address of Trustee's principal                     (Zip Code)
          executive offices)


                              EMERSON ELECTRIC CO.
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               (Exact name of Obligor as specified in its charter)


              Missouri                                   43-0259330
---------------------------------------   -------------------------------------
   (State or other jurisdiction of        (I.R.S. Employer Identification No.)
   incorporation or organization)


     8000 West Florissant Avenue
     P. O. Box 4100
     St. Louis, Missouri                                    63136
---------------------------------------   -------------------------------------
   (Address of principal executive                        (Zip Code)
              officers)


                                 Debt Securities
-------------------------------------------------------------------------------
                       (Title of the Indenture securities)

                                     GENERAL


Item 1.  General information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

         Office of the Comptroller of the Currency
         Washington, D. C.  20521

         Federal Deposit Insurance Corporation
         Washington, D. C.  20429

    To determine compliance with the Bank Holding Company Act of 1956, as amended, and regulations thereunder.

         Board of Governors
         Federal Reserve System
         Washington, D. C.  20626

(b) Whether it is authorized to exercise corporate trust powers.

         Yes


Item 2.  Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

         None


Item 6.  List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility and qualification.

    Exhibit 1.   Articles of Association of The Boatmen's National Bank of
                 St. Louis, as amended to date; incorporated herein by reference to Exhibit 1 of Form T-1; Registration No. 33-6800.

    Exhibit 2.   Certificate of Authority of The Boatmen's National Bank of
                 St. Louis to commence business; incorporated herein by reference to Exhibit 2 of Form T-1; Registration No. 22-11311.

    Exhibit 3. Authorization of The Boatmen's National Bank of St. Louis to execute Corporate Trust Powers, authorization of the Federal Reserve Board dated April 23, 1926; incorporated herein by reference to Exhibit 3 of Form T-1; Registration No. 22-11311.

    Exhibit 4. By-Laws of The Boatmen's National Bank of St. Louis; incorporated herein by reference to Exhibit 4 of Form T-1,; Registration No. 33-6800.

    Exhibit 5. Consent to The Boatmen's National Bank of St. Louis required by Section 321(b) of the Act; incorporated herein by reference to Exhibit 5 of Form T-1; Registration No. 22-11311.

    Exhibit 6. Report of Condition of The Boatmen's National Bank of St. Louis as of the close of business March 31, 1995, published pursuant to law or the requirements of its supervising or examining authority.

                                    SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, THE BOATMEN'S NATIONAL BANK OF ST. LOUIS, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Louis, and State of Missouri, on the 12th day of September, 1995.

                                      THE BOATMEN'S NATIONAL BANK
                                      OF ST. LOUIS

                                      By:  /S/ JERRY L. RECTOR
                                               --------------------------------
                                               Jerry L. Rector
                                               Trust Officer

                                                                      EXHIBIT 6

                               REPORT OF CONDITION

    Consolidating domestic and foreign subsidiaries of The Boatmen's National
Bank of St. Louis in the State of Missouri, at the close of business on March 31, 1995, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161, Charter Number 17304
Comptroller of the Currency Midwestern District.

State of Resources and Liabilities

                                     ASSETS
                                     (000's)

Cash and balances due from depository institutions
     Noninterest-bearing balances and currency and coin. . . . . .      699,818
     Interest-bearing balances . . . . . . . . . . . . . . . . . .           57
Hold to maturity securities. . . . . . . . . . . . . . . . . . . .    1,519,547
Available-for-sale securities. . . . . . . . . . . . . . . . . . .    1,900,701
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge
  and Agreement subsidiaries, and in IBFs:
     Federal funds sold. . . . . . . . . . . . . . . . . . . . . .      738,079
     Securities purchased under agreements to resell . . . . . . .      165,000
Loans and Lease financial receivables:
     Loans and leases, net of unearned income. . . .    5,310,847
     LESS: Allowance for Loan and lease losses . . .      107,568
     LESS: Allocated transfer risk reserve . . . . .            0
     Loans and leases, net of unearned income, allowance &
       reserve . . . . . . . . . . . . . . . . . . . . . . . . . .    5,203,279
Trading assets . . . . . . . . . . . . . . . . . . . . . . . . . .       57,595
Premises and fixed assets (including capitalized leases) . . . . .      151,850
Other real estate owned. . . . . . . . . . . . . . . . . . . . . .       42,813
Investments in unconsolidated subsidiaries and associated
  companies. . . . . . . . . . . . . . . . . . . . . . . . . . . .       11,007
Customers' liability to this bank on acceptances outstanding . . .        5,458
Intangible assets. . . . . . . . . . . . . . . . . . . . . . . . .       33,103
Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . .      220,092
Total assets . . . . . . . . . . . . . . . . . . . . . . . . . . .   10,748,399

                                   LIABILITIES

Deposits:
     In domestic offices . . . . . . . . . . . . . . . . . . . . .   6,523,106
     Noninterest-bearing . . . . . . . . . . . . . .    1,440,307
     Interest-bearing. . . . . . . . . . . . . . . .    5,082,799
     In foreign offices, Edge and Agreement subsidiaries, and
       IBFs. . . . . . . . . . . . . . . . . . . . . . . . . . . .      24,567
     Noninterest bearing . . . . . . . . . . . . . .            0
     Interest-bearing. . . . . . . . . . . . . . . .       24,567
Federal funds purchased and securities sold under agreements to to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs
     Federal funds purchased . . . . . . . . . . . . . . . . . . .   1,927,672
     Securities sold under agreements to purchase. . . . . . . . .         275
Demand notes issued to the U.S. Treasury . . . . . . . . . . . . .      81,267

Trading liabilities. . . . . . . . . . . . . . . . . . . . . . . .      43,011
Other borrowed money:
     With original maturity of one year or less. . . . . . . . . .   1,303,256
     With original maturity of more than one year. . . . . . . . .      19,107
Mortgage indebtedness and obligations under capitalized leases . .      38,121
Bank's liability on acceptances executed and outstanding . . . . .       5,458
Subordinated notes and debentures. . . . . . . . . . . . . . . . .           0
Other liabilities. . . . . . . . . . . . . . . . . . . . . . . . .      54,840
Total liabilities. . . . . . . . . . . . . . . . . . . . . . . . .  10,020,680
Limited-life preferred stock and related surplus . . . . . . . . .           0
Perpetual preferred stock and related surplus. . . . . . . . . . .           0
Common stock . . . . . . . . . . . . . . . . . . . . . . . . . . .      46,381
Surplus. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     189,547
Undivided profits and capital reserves . . . . . . . . . . . . . .     517,962
Net unrealized holding gains (losses on available-for-sale
  securities . . . . . . . . . . . . . . . . . . . . . . . . . . .     (26,171)
Cumulative foreign currency translation adjustments. . . . . . . .           0
Total equity capital . . . . . . . . . . . . . . . . . . . . . . .     727,719
Total Liabilities, Limited-Life preferred stock, and equity
  capital. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10,748,399



     We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Samuel B. Hayes III
John Morton III
Robert C. Jaudes

I, Richard E. Grimmer, Senior Vice President and Controller of the above named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

/S/ RICHARD E. GRIMMER
------------------------------------------
Signature

June 2, 1995
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Date